- 1 - Exhibit 10.11 META FINANCIAL GROUP, INC. 2002 Omnibus Incentive Plan (As Amended and Restated As Of November 24, 2014) PERFORMANCE SHARE UNIT AWARD AGREEMENT Pursuant to this Performance Share Unit Award Agreement (this “Award Agreement”), and subject to the terms and conditions herein and in the Meta Financial Group, Inc. Omnibus Incentive Plan (As Amended and Restated as of November 24, 2014) (the “Plan”), Meta Financial Group, Inc. (the “Company,” as defined in the Plan) grants an Award of performance share units (“PSUs”) under Section 5(d) of the Plan to the following identified Grantee with the following specified terms: Summary of Award Terms: Name of Grantee: __________ (the “Grantee”) Date of Grant: ______, __, 2020 (the “Grant Date”) Target Number of Performance Share Units: ____(the “Target PSUs”) Performance Period: October 1, 2020 – September 30, 2023 (“Performance Period”) Vesting: The PSUs shall vest only upon the achievement of the applicable Performance Goals for the October 1, 2020-September 30, 2023 Performance Period. Depending on the Grantee’s actual achievements, the Grantee may earn between 0% and 200% of the Target PSUs. Performance Goals: The number of PSUs earned by the Grantee at the end of the Performance Period, if any, will be determined by the Committee, in its sole but reasonable discretion, based on the satisfaction of Performance Goals identified in Exhibit A to this Award Agreement. Unless otherwise provided in this Award Agreement, Grantee must have Continuous Service throughout the Performance Period to remain eligible for any rights or interests with respect to this Award. Settlement Date: As soon as practicable following the end of the Performance Period, but no later than March 15th following the last day of the Performance Period (the “Settlement Date”). Capitalized terms used in this Award Agreement, unless otherwise defined, shall have the meanings set forth in the Plan.

- 2 - 1. Grant of Performance Share Units. The Company hereby grants this Award of PSUs, pursuant to which, subject to the terms and conditions of this Award Agreement and the Plan, the Company will pay to the Grantee on the Settlement Date one (1) Share as of the Settlement Date multiplied by the number of vested PSUs earned hereby, subject to applicable withholding for taxes. 2. Vesting. The Award is subject to the vesting terms set forth in the Summary of Award Terms above, except as may otherwise be provided in this Award Agreement or in the Plan. Any portion of the Award that does not vest for any reason shall automatically be cancelled and terminated and be of no further force and effect. 3. Forfeiture. (a) If the Grantee has a Termination of Service prior to the end of the Performance Period for any reason, then except as provided in an employment agreement between the Company and the Grantee then in effect, the Grantee shall forfeit, and shall have no further rights or interest with respect to, any of the PSUs granted hereby that remain unvested, with automatic and immediate effect (after giving effect to any applicable vesting acceleration provision) as of the Termination Date. (b) The Award, and the Committee’s determination of the satisfaction of Performances Goals, shall be subject to adjustment by the Committee (i) as provided in the Plan, and (ii) in recognition of unusual or nonrecurring events affecting the Company or any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, if the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the Award or necessary to comply with applicable laws, rules or regulations. 4. Change of Control. In the event of a Change of Control, the Award shall be subject to the provisions of Section 9 of the Plan. 5. Settlement of Award. On or as soon as practicable after the Settlement Date, the Company will, in full satisfaction of the PSUs granted hereby, pay to the Grantee the amount owed, as determined by the Committee, in whole Shares, rounded down to the nearest whole Share. (a) Notwithstanding anything herein to the contrary, no transfer of Shares shall become effective until the Company determines that such transfer, issuance, and delivery is in compliance with all applicable, laws, regulations of governmental authority, and the requirements of any securities exchange on which Shares may be traded. (b) The Committee may, as a condition to the issuance of Shares, require the Grantee to make covenants and representations and/or enter into agreements with the Company to reflect the Grantee’s rights and obligations as a stockholder of the Company and any limitations and restrictions on such Shares. (c) The transfer of Shares pursuant to this Award Agreement shall be effectuated by an appropriate entry on the books of the Company, the issuance of certificates representing such shares (bearing such legends as the Committee deems necessary or desirable),

- 3 - the transfer of shares to a brokerage account in the name of the Grantee, and/or other appropriate means as determined by the Committee. (d) Unless and until any Shares are issued in settlement of the Award on the Settlement Date, the Award shall not confer to the Grantee any rights or status as a stockholder of the Company. 6. Withholding. The Grantee shall surrender to the Company, for no consideration, the portion of any Shares that become vested under this Award whose aggregate Market Value is sufficient to satisfy federal, state, and local withholding tax requirements. 7. No Assignment or Transfer. The Award granted hereunder may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. No transfer by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (i) written notice thereof along with such evidence as the Committee may deem necessary to establish the validity of the transfer and (ii) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Grantee and to be bound by the acknowledgements made by the Grantee in connection with the grant. 8. Grantee Representations. By accepting the Award, the Grantee represents and acknowledges the following: (a) The Grantee has received a copy of the Plan, has reviewed the Plan and this Award Agreement in their entirety, and has had an opportunity to obtain the advice of independent legal counsel prior to accepting the Award. (b) The Grantee has had the opportunity to consult with a tax advisor concerning the tax consequences of accepting the Award, and understands that the Company makes no representation regarding the tax treatment as to any aspect of the Award, including the grant, vesting, settlement, or conversion of the Award. (c) The Grantee understands that neither the grant of this Award nor the Grantee’s participation in the Plan confers any right to continue in the service of the Company or to receive any other award or amount of compensation, whether under the Plan or otherwise, and no payment of any award under the Plan will be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance, or other benefit plan of the Company or any Affiliate except as otherwise specifically provided in such other plan. (d) The Grantee consents to the collection, use, and transfer, in electronic or other form, of the Grantee’s personal data by the Company, any Affiliate, the Committee, and any third party retained to administer the Plan for the exclusive purpose of administering the Award and Grantee’s participation in the Plan. The Grantee agrees to promptly notify the Committee of any changes in the Grantee’s name, address, or contact information during the entire period of Plan participation. 9. Adjustments. If there is a change in the outstanding Shares due to a stock dividend, split, or consolidation, or a recapitalization, corporate change, corporate transaction, or other

- 4 - similar event relating to the Company, the Committee may adjust the number of Target PSUs subject to the Award in accordance with Section 7 of the Plan. 10. Administration; Interpretation. In accordance with the Plan and this Award Agreement, the Committee shall have full discretionary authority to administer the Award, including discretionary authority to interpret and construe any and all provisions relating to the Award. Decisions of the Committee shall be final, binding, and conclusive on all parties. 11. Section 409A. It is intended that this Award Agreement is exempt from Internal Revenue Code Section 409A and the interpretive guidance thereunder (“Section 409A”), and this Award Agreement shall be administered accordingly, and interpreted and construed on a basis consistent with such intent. To the extent that any provision of this Award Agreement would fail to comply with applicable requirements of Section 409A, the Company may, in its sole and absolute discretion and without requiring the Grantee’s consent, make such modifications to this Award Agreement and/or payments to be made thereunder to the extent it determines necessary or advisable to comply with the requirements of Section 409A. Nothing in this Agreement shall be construed as a guarantee of any particular tax effect for the Award, and the Company does not guarantee that any compensation or benefits provided under this Award Agreement will satisfy the provisions of Section 409A. If (i) the Grantee’s right to payment is subject to Section 409A, and (ii) the Grantee is a specified employee (within the meaning of Section 409A) as of the Termination Date, then, to the extent necessary to comply with Treasury Regulation section 1.409A-3(i)(2), settlement of the Award shall be delayed until the earlier of (A) the date which is six months after the Grantee’s separation from service, or (B) the date of the Grantee’s death. 12. Successors. The terms of this Award Agreement shall be binding upon and inure to the benefit of the heirs of the Grantee or distributees of the Grantee’s estate and any successor to the Company. 13. Governing Law; Severability. (a) Governing Law. This Award Agreement shall be construed and administered in accordance with the laws of South Dakota without regard to its conflict of law principles. (b) Severability. Any determination by a court of competent jurisdiction or relevant governmental authority that any provision or part of a provision in this Award Agreement is unlawful or invalid shall not serve to invalidate any portion of this Award Agreement not found to be unlawful or invalid, and any provision or part of a provision found to be unlawful or invalid shall be construed in a manner that will give effect to the terms of such provision or part of a provision to the fullest extent possible while remaining lawful and valid. 14. Acknowledgment of Receipt and Acceptance. By signing below (or execution by other means approved by the Committee, including by electronic signature), the undersigned acknowledges receipt and acceptance of the Award, agrees to the representations made in the Award, and indicates his intention to be bound by this Award Agreement and the terms of the Plan.

META FINANCIAL GROUP, INC.	**GRANTEE**
By: ____________________________	By:________________________________
Name: ____________________________	Grantee's Name:________________________
Title: ____________________________	Date: ______________________________
Date: ____________________________	

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EX-A EXHIBIT A TO PERFORMANCE SHARE UNIT AWARD AGREEMENT Company’s Earnings Per Share For October 1, 2020-September 30, 2023 Fiscal Years (“Cumulative 2021-23 EPS”) (50% Weighting)1 Level 10/1/20- 9/30/21 Goal 10/1/21-9/30-22 Goal 10/1/22-9/30/23 Goal Cumulative Goals Threshold $2.41 $______ $______ $______ Target $3.01 $______ $______ $______ Maximum $3.46 $______ $______ $______ Company’s Return on Equity For October 1, 2020-September 30, 2023 Fiscal Years (“Average 2021-23 ROE”) (25% Weighting)2 Level 10/1/20- 9/30/21 Goal 10/1/21-9/30-22 Goal 10/1/22-9/30/23 Goal Average Goals Threshold 10.0% _____% ____% _____% Target 11.5% _____% ____% _____% Maximum 13.5% _____% ____% _____% 1 Cumulative 2021 to 2023 EPS Performance Goal: The 10/1/21-9/30/22 Goal column and the 10/1/22-9/30/23 Goal column will be determined by the Committee during the 90 day period beginning 10/1/21 and 10/1/22 respectively. The Company’s actual cumulative 2021 to 2023 EPS must be at least equal to the sum of the three Threshold Level Goals as determined by the Committee at the end of the Performance Period. If the Company’s actual cumulative 2021 to 2023 EPS is less than the sum of the three Threshold Level Goals, then there shall be no payout with respect to the EPS metric. Straight line interpolation will be used to calculate Shares earned for percentages between Threshold and Target and Target and Maximum. 2 Average 2021 to 2023 ROE Performance Goal: The 10/1/21-9/30/22 Goal column and the 10/1/22-9/30/23 Goal column will be determined by the Committee during the 90 day period beginning 10/1/21 and 10/1/22 respectively. The Company’s actual average 2021 to 2023 ROE must be at least equal to the average of the three Threshold Level Goals as determined by the Committee at the end of the Performance Period. If the average 2021 to 2023 ROE is less than the average of the three Threshold Level Goals, then there shall be no payout with respect to the ROE metric. Straight line interpolation will be used to calculate Shares earned for percentages between Threshold and Target and Target and Maximum.

EX-A Company’s Relative TSR Goals For October 1, 2020 – September 30, 2023 Fiscal Years (“2021 to 2023 TSR”) (25% Weighting)3 Level Payout as % of Target Percentile Rank Threshold 50% 30 Target 100% 50 Maximum 200% 80 or higher 3 2021 to 2023 Total Shareholder Return (“TSR”) Goal: The Relative TSR Comparator Group consists of companies in the S&P 600 index within the GICS Financials Sector (excluding the Company), effective October 1, 2020, as selected by the Committee. The twenty (20) day average closing price immediately preceding October 1, 2020 and immediately prior to September 30, 2023, with dividends reinvested as of the applicable ex-date will be used by the Committee to determine the Company’s percentile rank as of the end of the Performance Period. If the Company’s percentile rank at the end of the Performance Period is less than 30 out of the S&P 600 financial service companies that comprise the Relative TSR Comparative Group, then there shall be no payment with respect to the TSR metric. Straight line interpolation will be used to calculate Shares earned for percentile rank between Threshold and Target and Target and Maximum. TSR Comparator Group companies will be adjusted by the Committee as follows for activity during the Performance Period: (i) if the Company or a member of the Relative TSR Comparator Group splits its stock or issues a stock dividend, such company’s TSR will be adjusted for the stock split or stock dividend; (ii) if a member of the Relative TSR Comparator Group is acquired by another company, the acquired Relative TSR Comparator Group company will be removed from the Relative TSR Comparator Group for the entire Performance Period; (iii) if during the Performance Period a member of the Relative TSR Comparator Group sells, spins-off, or disposes of a portion of its business representing more than 50% of such company’s total assets, such company will be removed from the Relative TSR Comparator Group; (iv) if during the Performance Period a member of the Relative TSR Comparator Group acquires another company, the acquiring Relative TSR Comparator Group member will remain in the Relative TSR Comparator Group for the Performance Period; (v) if during the Performance Period a member of the Relative TSR Comparator Group is delisted on all major stock exchanges, such delisted company will be removed from the Relative TSR Comparator Group for the entire Performance Period; and (vi) if during the Performance Period a member of the Relative TSR Comparator Group files for bankruptcy, liquidation or similar reorganization, such company will remain in the Relative TSR Comparator Group in a position below the lowest performing non-bankrupt member of the Relative TSR Comparator Group. The Committee shall have the authority to make adjustments in response to a change in circumstances that results in a member of the Relative TSR Comparator Group no longer satisfying the criteria for which such member was originally selected by the Committee.